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                                                                 EXHIBIT 4.6(a)



                     SUPPLEMENT TO THE AMENDED AND RESTATED
                            SENIOR PLEDGE AGREEMENT

     This Supplement No. 1 dated as of August 5, 1996, (this "Supplement") to the Pledge Agreement (as defined below) is by IDEX Corporation, a Delaware corporation (the "Pledgor"), in favor of Bank of America Illinois, as Agent (as defined in the Pledge Agreement) under the Pledge Agreement for the benefit of the secured parties thereunder.

                                   RECITALS:

     A. The Pledgor, the Agent and the Banks (as defined in the Pledge Agreement) entered into that certain Third Amended and Restated Credit Agreement dated as of July 17, 1996. The Third Amended and Restated Credit Agreement as now in effect or hereafter extended, renewed, modified, supplemented, amended or restated is hereinafter called the "Credit Agreement".

     B. The Pledgor is a party to that certain Amended and Restated Pledge Agreement dated as of July 17, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") with Bank of America Illinois, as Agent for the financial institutions from time to time party to that certain Credit Agreement. Unless otherwise defined herein, each capitalized term used herein shall have the meaning assigned thereto in the Pledge Agreement or, if not defined therein, as defined in the Credit Agreement referred to in the Pledge Agreement.

     C. Pursuant to Section 6.4 of the Pledge Agreement, this Supplement is required to be executed and delivered to the Agent.

     In consideration of the premises above and as set forth in the Pledge Agreement, the parties hereto agree as follows:

                                   ARTICLE I
                         SUPPLEMENT TO PLEDGE AGREEMENT

     1.1 Supplement to Pledge Agreement. In accordance with Section 6.4 of the Pledge Agreement, Pledgor, by its execution and delivery of this Supplement, hereby (a) represents and warrants that the representations and warranties made by it as a Pledgor under the Pledge Agreement are true and correct in all material respects on and as of the date hereof and (b) agrees that the Schedules hereto (which are designated as supplements to the corresponding Schedules of the Pledge Agreement) are hereby incorporated in their entirety into such corresponding Schedules of the Pledge Agreement. Each reference to "Pledged Notes," "Pledged Shares" and "Pledged Property" in the Pledge Agreement shall be deemed to include the Pledged Notes, Pledged Shares and Pledged Property pledged herein.


     1.2 Additional Representations, Warranties and Covenants. Pledgor represents and warrants to the Agent and the Banks that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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                                   ARTICLE II
                               SECURITY INTERESTS

  2.1  Grant of Security Interest.

       (a) As security for payment of all Obligations of such Pledgor, Pledgor hereby ratifies and confirms its pledge and grant of a security interest pursuant to the Pledge Agreement and hereby pledges, assigns and transfers to Agent and grants to Agent a continuing security interest in and to the shares of capital stock and/or promissory notes identified on Schedules I and II attached hereto together with all Dividends, Distributions, interest and other payments and rights with respect thereto and all proceeds of any of the foregoing (all of the items referred to in this Section 2.1 being herein called the "Collateral"). The parties agree that such capital stock and/or promissory notes shall be Pledged Shares or Pledged Notes pursuant to the Pledge Agreement and shall be subject to the terms and conditions of the Pledge Agreement.

     (b) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof or thereof, shall, to the extent lawful, become a part of the Obligations secured hereby.

     (c) The Pledged Notes listed on Schedule I hereto and the certificates representing the Pledged Shares listed on Schedule II hereto shall be delivered to the Agent contemporaneously herewith together with appropriate undated note powers and stock powers duly executed in blank. Neither the Agent nor any Bank shall be obligated to preserve or protect any rights with respect to the Pledged Notes or the Pledged Shares or to receive or give any notice with respect thereto whether or not the Agent or any Bank (other than the Pledgor) is deemed to have knowledge of such matters.

     (d) The assignments and security interests under this Supplement granted to the Agent shall not relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Collateral pledged by it hereunder or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on the Agent to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or impose any liability on the Agent for any act or omission on the part of Pledgor relative thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Supplement, the Pledge Agreement or any other Loan Document, or in respect of the Collateral pledged by it hereunder or made in connection herewith or therewith. The obligations of Pledgor contained in this paragraph shall survive the termination of the Pledge Agreement and the discharge of Pledgor's other obligations thereunder.

     (e) Pledgor agrees, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter to register, file or record in any and all appropriate governmental offices, any and all documents and instruments reasonably deemed by the Agent to be necessary or desirable for the creation and perfection of

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the foregoing security interests granted pursuant hereto.  Pledgor further agrees to take all actions reasonably requested by the Agent (including, without limitation, the filing of UCC-1 financing statements) in connection with the granting of such security interests. Pledgor agrees to pay in full all taxes, fees and other charges payable in connection with the actions described in this clause (e).

     2.2 Power of Attorney. Pledgor hereby constitutes and appoints the Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of a Default Event (in the name of Pledgor or otherwise), in the Agent's discretion, to take any action and to execute any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes of the Pledge Agreement, which appointment as attorney is coupled with an interest.

                                  ARTICLE III
                                 MISCELLANEOUS

     3.1 Miscellaneous Provisions. Each of the provisions set forth in Sections 6.1 through 6.17 (inclusive) of the Pledge Agreement is hereby incorporated by reference mutatis mutandis with the same effect as if such provisions had been set forth herein with each reference therein to "this Agreement" deemed to be a reference to "this Supplement" and each reference to a "Pledgor" deemed to be a reference to "Pledgor".


                            [SIGNATURE PAGE FOLLOWS]




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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to the Pledge Agreement to be duly and properly executed and delivered as of the date first written above.

                                   IDEX Corporation


                                   By:   /s/  WAYNE P. SAYATOVIC
                                      --------------------------
                                   Name:  Wayne P. Sayatovic
                                   Title: Senior Vice President - Finance,
                                          Chief Financial Officer and Secretary

                                   Address:  630 Dundee Road, Suite 400
                                             Northbrook, Illinois 60065


                                   Attention:  Douglas C. Lennox
                                   Facsimile No.:  312/498-3940

Accepted:

BANK OF AMERICA ILLINOIS,
as Agent


By:
   ----------------------------------
Title:
      -------------------------------



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                        SCHEDULE I (to Supplement No. 1)

                                 PLEDGED NOTES


                                               Principal Amount of
               Subsidiary             Date     Intercompany Note
              ----------------------  -------  -------------------

              Fluid Management, Inc.  7/29/96  $100,000,000




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                       SCHEDULE II (to Supplement No. 1)

                                 PLEDGED SHARES



                                                Capital Stock
                                     ------------------------------------
        Subsidiary Issuer            Number of Shares  Certificate Number
       ----------------------------  ----------------  ------------------

       FMI Management Company              1000               1
        (f/k/a The Saranow Company)

       Fluid Management, Inc.               100               1
        (f/k/a FM Acquistion Corp)





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